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                                                                    EXHIBIT 23.5

               [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]


                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

     We hereby consent to the incorporation by reference by Seagull Energy Corporation and Subsidiaries (the Company) to our Firm's name and our Firm's review of the oil and gas reserve quantities as of December 31, 1998, for certain of the Company's interests in the Qarun, East Beni Suef, and West Abu Gharadig Concessions located in the Western Desert of Egypt and the Block CI-11 Contract Area, offshore Cote d'Ivoire, included in the Company's Annual Report on Form 10-K into the Company's Registration Statement on Form S-4 to which this consent is an exhibit.

     We hereby consent to the references to our Firm under the heading "Experts" in the prospectus included in this Registration Statement.

                                           NETHERLAND, SEWELL & ASSOCIATES, INC.



                                           By: /s/ DANNY D. SIMMONS
                                               ---------------------------------
                                               Danny D. Simmons
                                               Senior Vice President


Houston, Texas
February 15, 1999